Exhibit 10.2

NII HOLDINGS, INC.

Restricted Stock Unit Agreement

(U.S. Employees)

THIS AGREEMENT, dated as of the «Day» day of «Month», «Year», between NII Holdings, Inc., a Delaware corporation (the “Company”), and «First_Name» «Last_Name» (“Participant”), is made pursuant to and subject to the provisions of the NII Holdings, Inc. 2015 Incentive Compensation Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meaning given them in the Plan.

1.Award of Restricted Stock Units. Pursuant to the Plan, the Company, on «Month» «Day», «Year» (the “Award Date”), awarded Participant «Actual Grant» Restricted Stock Units (“Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock or a cash payment as set forth in Section 5 below, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.Vesting. Subject to Sections 3, 4 and 6 below, Participant’s interest in the Restricted Stock Units will become nonforfeitable (“Vested”) as follows: fifty percent (50%) of the Restricted Stock Units shall become Vested as of each of August 15, 2018 and March 15, 2019 (with each such date, a “Vesting Date”), so long as Participant remains in the continuous employ of the Company or any Subsidiary as of the applicable Vesting Date. The period beginning on the Award Date and ending on the final Vesting Date shall be the “Restriction Period.” Any Restricted Stock Units that become Vested pursuant to this Section 2 shall be settled as specified in Section 5(b)(i) hereof.

3.Death, Disability, or Termination Without Cause. Section 2 to the contrary notwithstanding, if Participant dies, becomes permanently and totally disabled within the meaning of Code Section 22(e)(3) (“Disabled”), in each case prior to the forfeiture of the Restricted Stock Units under Section 6, all Restricted Stock Units that are not then Vested shall become Vested as of the date of Participant’s death or becoming Disabled. Additionally, if the Participant’s employment with the Company or an Affiliate is terminated by the Company or such Affiliate without Cause and neither the preceding sentence of this Section 3 nor Section 4 applies, all of the Restricted Stock Units granted pursuant to Section 1 of this Agreement shall become Vested. Any Restricted Stock Units that become Vested pursuant to this Section 3 shall be settled as specified in Section 5(b)(ii) hereof.

4.Change in Control. Upon a Change in Control, the Restricted Stock Units that are not then Vested shall become Vested if the Restricted Stock Units are not assumed, replaced or converted to an equivalent award by the entity that survives or otherwise results from the Change in Control (the “surviving entity”) (or affiliate thereof) for securities tradable on an established securities market. If the Restricted Stock Units are assumed, replaced or converted to an equivalent award by the surviving entity (or an affiliate thereof) for securities tradable on an established securities market (a “Replacement Award”), any such Replacement Award shall be fully Vested in the circumstances described in the first sentence of Section 3 or if, within twelve (12) months after a Change in Control, (a) Participant’s employment with the surviving entity or any affiliate thereof is terminated by the surviving entity or such affiliate thereof without Cause and not in the circumstances described in the following sentence, or (b) Participant voluntarily terminates his or her employment with the surviving entity or any affiliate thereof for Good Reason (as defined herein). Such Replacement Award shall not become Vested under this Section 4 if Participant’s employment with the surviving entity or any affiliate is terminated within twelve (12) months after a Change in Control for Cause or because of (i) Participant’s voluntary withdrawal from employment for any reason other than Good Reason, (ii) Participant’s death, (iii) Participant’s becoming Disabled (but in the case of death or Disability, the first sentence of Section 3 shall apply). Any Restricted Stock Units that become Vested pursuant to this Section 4 shall settled in accordance with Section 5(b)(iii) or (iv) hereof, as applicable. For the avoidance of doubt, neither any change in the national securities exchange on which the Common Stock is listed, nor the Common Stock ceasing to be listed on a national securities exchange, shall constitute in and of itself a Change in Control.

For purposes of this Agreement, Good Reason shall mean, with respect to any Participant:

(i)    any material and adverse change in or reduction of the Participant’s duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the date immediately preceding the first occurrence of a Change of Control after the Award Date (the “Reference Date”); or

(ii)    a relocation of the principal work location at which the Participant is based on the Reference Date to a location more than 40 miles away from such location or a requirement by the Company or an Affiliate that the Participant travel on Company or Affiliate business to a substantially greater extent than as compared in each case to the corresponding circumstances prior to the Reference Date which results in a material adverse change in employment conditions for such Participant; or

(iii)    a material reduction in base salary, target bonus, or bonus potential not agreed to by the Participant, or any other significant adverse financial consequences associated with the Participant’s employment in comparison to the corresponding circumstances in place on the Reference Date; or

(iv)    a discontinuance of employee benefits following a Change in Control that, in the aggregate, materially reduces in the aggregate the actuarial equivalent value of employee benefits available to the Participant prior to the Change in Control; or

(v)    a failure by the Company or an Affiliate to comply with any material provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or Affiliate promptly after receipt of notice thereof given by the Participant; or

(iv)    a failure by any successor after a Change of Control has occurred to assume and agree to perform the obligations under this Agreement (unless the successor has a legal obligation to assume the Agreement and perform the obligations hereunder by operation of law or otherwise).

Any reasonable, good faith determination by the Participant that Good Reason exists will be presumptively correct for purposes of this Agreement; provided that, a condition will not constitute Good Reason, unless, prior to Participant’s termination of his or her employment: (1) Participant provides written notice to the Company, Affiliate, surviving entity or affiliate thereof by which he or she is employed of the condition that he or she believes constitutes Good Reason within ninety (90) days of the occurrence of the condition, (2) Participant thereafter provides at least thirty (30) days for the Company, Affiliate, such surviving entity or affiliate thereof to cure the condition that he or she believes constitutes Good Reason, and (3) if such condition is not cured within such thirty (30) day period, Participant terminates his or her employment not later than ten (10) days after the end of such thirty (30) day period.

5.Settlement of Restricted Stock Units.

(a)    Form of Payment. With respect to any Restricted Stock Units that have Vested under this Agreement, the Company shall, at the discretion of the Committee, either (i) pay to Participant a cash payment equal to the number of shares of Restricted Stock Units that Vested on the applicable Vesting Date, multiplied by the Fair Market Value of the shares on the vesting date or (ii) issue and deliver to Participant the number of shares of Common Stock equal to the number of Restricted Stock Units that Vested on the applicable vesting date and enter the Participant’s name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to Participant.
(b)    Timing of Payment.
(i)    Payment After a Vesting Date. Subject to Sections 5(b)(ii) and (iii), the Restricted Stock Units that are Vested as of each Vesting Date shall be settled as soon as administratively practicable after the Vesting Date, but in no event later than thirty (30) days of the Vesting Date.
(ii)    Payment After Death, Disability, or Termination Without Cause. Notwithstanding Section 5(b)(i), if Participant dies or becomes Disabled, during the Restriction Period, or Participant’s employment is terminated by the Company or an Affiliate without Cause as described in Section 3, the Restricted Stock Units that are Vested as of the applicable date shall be settled within thirty (30) days following such date of death, becoming Disabled, or termination of employment. Any payment of Restricted Stock Units to a deceased Participant shall be paid to the estate of Participant, unless Participant has designated a beneficiary to the Company in accordance with its procedures.
(iii)    Change in Control. Notwithstanding Section 5(b)(i), to the extent any Restricted Stock Units are Vested as of a Change in Control, such Vested Restricted Stock Units shall be settled within thirty (30) days of the date of the Change in Control.
(iv)    Payment Following a Change in Control. Notwithstanding Sections 2, 3, 4 and 5(b)(i), if, during the twelve-month period following a Change in Control, the surviving entity terminates Participant’s employment with the surviving entity or an affiliate thereof without Cause or Participant voluntarily terminates his or her employment with the surviving entity or an affiliate thereof for Good Reason, the Restricted Stock Units that are Vested as of the date of such termination of employment shall be shall be settled within thirty (30) days following such date of termination.
6.Forfeiture. All Restricted Stock Units that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates prior to the date such shares become Vested in accordance with Sections 2, 3 or 4 above. All Restricted Stock

Units that are not then Vested shall be forfeited in the event the Administrator makes a final determination that Participant has breached the provisions of Section 12.

7.Stockholder Rights. Participant will have no rights as a stockholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units are Vested and are settled by the issuance of such shares of Common Stock.

8.Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

9.Withholding Taxes. If the Company or an Affiliate shall be required to withhold any federal, state, local or foreign income, employment or other tax in connection with the Vesting of the Award, Participant shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. Participant may elect to have the Company retain from payment on settlement of the Award the number of shares of Common Stock (based on the Fair Market Value of the shares) or cash, as applicable, equal to the amount of any required withholding.

10.Right to Terminate Employment and Change Employment Terms. No provision of this Agreement shall confer on Participant any right to continue in the employ or service of the Company or any Affiliate or in any way affect any right or power that the Company or any Affiliate may otherwise have to terminate the employment or service of Participant or to change any terms of Participant’s employment at any time with or without assigning a reason therefor.

11.Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Committee determines is equitably required in the event (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, (b) the Company engages in a transaction to which Code Section 424(a) applies, or (c) there occurs any other event which, in the judgment of the Committee necessitates such action. Any such adjustment shall be made in compliance with Code Section 409A.

12.Confidentiality. Participant agrees that, as a condition of receiving the Restricted Stock Units, Participant shall not, unless otherwise required by law, discuss or otherwise disclose to any person or entity (other than Participant’s counsel, accountant, or family members) any information contained in this Award, including, but not limited to, the fact that Participant received the Award and the number of Restricted Stock Units granted herein.

13.Governing Law, Personal Jurisdiction and Service. This Agreement shall be governed by, and interpreted in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of law.  Each party hereto irrevocably submits itself to the exclusive personal jurisdiction of the Federal and State courts sitting in the State of Delaware, and hereby waives any claims it may have as to inconvenient forum.  Each party hereto also agrees that service of process may be achieved by any form of mail addressed to the party to be served and requiring a signed receipt, at the address provided in Section 14 of this Agreement or to the address provided to the Company or its Subsidiary.

14.Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:        NII Holdings, Inc.
12110 Sunset Hills Road
Suite 600
Reston, Virginia 20190
Attn: Shana C. Smith, Corporate Secretary

If to Participant:        The personal address on file with the                                 Human Resources department of the Company                         or its Subsidiary.

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

15.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern.

16.Amendments. Any amendment to the Plan effected after the date hereof shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no such amendment shall adversely affect the right of Participant with respect to the Restricted Stock Units without Participant’s consent.

17.Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

18.Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

19.Transferability. Except as otherwise provided in the Plan, the Restricted Stock Units are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by law or otherwise) any Restricted Stock Units shall be null and void.

20.Code Section 409A. This Award is intended to satisfy the short-term deferral rule under Code Section 409A, and thus be exempt from rules applicable to deferred compensation under that Section. This Award shall be administered, and this Agreement interpreted, accordingly. To the extent this Award is subject to the rules applicable to deferred compensation under Code Section 409A, it shall be administered and interpreted so as to comply with that Section.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf as of the «Day» day of «Month», Year», and Participant has affixed his signature hereto.

[Signatures are located on the next page.]

NII HOLDINGS, INC.

By: ____________________
Name:__________________
Title:___________________

PARTICIPANT

«First_Name» «Last_Name»

Dated: